EXCLUSIVE LICENSE AGREEMENT


                  EXCLUSIVE LICENSE AGREEMENT, effective as of August 20, 1998, is by and between TLC THE LASER CENTER PATENTS INC., a Canadian corporation having an address of 5600 Explorer Drive, Suite 301, Mississauga, Ontario, Canada (hereinafter referred to as "TLC") and LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation, having an address of 3300 University Boulevard, Suite 140, Orlando, Florida 32792 (hereinafter referred to as "LASERSIGHT")

                                   BACKGROUND:

     A. TLC owns certain rights in a patent related to ophthalmological surgery; and
     B. LASERSIGHT desires to acquire, and TLC desires to grant, an exclusive license to all rights in the aforementioned patent.

                      The parties hereto agree as follows:

ARTICLE I. DEFINITIONS
           -----------
                  As used above and throughout this Exclusive License Agreement, the definitions of the following terms have the meanings set forth below:

            (a) "Affiliated Company" shall mean any person or entity controlling, controlled by or under common control with another person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct and cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

            (b) "Agreement" shall mean this Exclusive License Agreement.

            (c) "Effective Date" shall mean the date set forth in the first paragraph of this Agreement.

            (d) "LASERSIGHT Patents" shall mean those patents and patent applications listed in Exhibit A attached hereto together with all reissues, reexaminations, divisions, continuations, continuations-in-part, renewals, extensions of, and additions thereto.

            (e) "Licensed Patents" shall mean those patents and patent applications listed in Exhibit B attached hereto together with all reissues, reexaminations, divisions, continuations, continuations-in-part, renewals, extensions of, and additions thereto and any patent obtained in a country other than the United States that is based on an application that claims a priority, in whole or in part, based on the filing date of U.S. Patent No. 5,630,810.

            (f) "Licensed Procedure" shall mean any method or procedure that would, except for this Agreement, infringe a claim in a Licensed Patent.

            (g) "Licensed Product" shall mean any apparatus that is capable of performing a Licensed Procedure and that would, except for this Agreement, infringe a claim in a Licensed Patent, either directly or contributorily, or which would induce infringement of a Licensed Patent, and all additional apparatus which is associated therewith wherein the sale of such additional apparatus is normally anticipated with the sale of the Licensed Product.

            (h) "Net Recovery" shall mean the excess of all amounts  received by
LASERSIGHT pursuant to an action for infringement of the Licensed Patents against an unrelated third party over the sum of (a) all direct and indirect costs and expenses incurred by LASERSIGHT to recover the damages for infringement of the Licensed Patents, plus (b) all litigation, arbitration or other dispute resolution costs and expenses, including attorney fees, expert fees and court related expenses incurred by LASERSIGHT in connection with pursuing the recovery of damages for infringement of the Licensed Patents.

            (i) "Net Royalties" shall mean the excess of all royalties received by a licensor pursuant to a license agreement over the sum of (a) all direct and indirect costs and expenses incurred by the licensor following the Effective Date to obtain, maintain or enforce the applicable patent, plus, (b) all litigation, arbitration or other dispute resolution costs and expenses, including attorney fees, expert fees and court related expenses incurred by the licensor following the Effective Date in connection with the enforcement of the applicable patent, plus, (c) all taxes withheld on such royalties plus (d) all fees payable to licensing agents in connection with the licensing of the applicable patent, plus, (e) all direct and indirect costs and expenses incurred in connection with the licensing of the applicable patent, including but not limited to costs of any licensing program, fees and expenses of consultants or other professionals, and salary and related expenses of employees involved in licensing or marketing the applicable patent. In determining the amount of Net Royalties under this Agreement, LASERSIGHT shall not deduct its internal salary and benefit expenses incurred to pay its own employees to the extent those expenses exceed 2% of the aggregate gross royalties received by LASERSIGHT during any applicable period.


ARTICLE II. WARRANTY
            --------
      2.01. TLC warrants that it is the sole owner of the entire right, title and interest in the Licensed Patents, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, and it has the unencumbered right to grant the exclusive license to the Licensed Patents provided in this Agreement to LASERSIGHT.

      2.02. TLC warrants that it has not previously granted and will not grant any rights to any third party that are inconsistent with the rights granted to LASERSIGHT herein and that TLC has full power, right and authority to enter into and carry out its obligations under this Agreement.

      2.03. TLC warrants that, except for situations where public policy considerations in a country may limit the enforceability of patent claims for medical procedures, it is not aware of any reason why any of the Licensed Patents is invalid or unenforceable and it has disclosed to representatives of LASERSIGHT each assertion by another person at any time prior to the execution of this Agreement that any of the Licensed Patents is invalid, unenforceable or not infringed.

      2.04. TLC warrants that it has taken all reasonable and customary action to maintain and protect the Licensed Patents and that all fees to maintain TLC's rights in the Licensed Patents, including without limitation, registration and prosecution fees and all professional fees in connection therewith pertaining to the Licensed Patents, have been paid.

      2.05. With respect to each of Licensed Patents, TLC warrants that:

            (a) the Licensed Patent is not, nor has it ever been, subject to any injunction, judgment, order, decree, ruling or charge; and

            (b) to the knowledge of TLC and each of its employees or agents with responsibility for intellectual property matters, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand (collectively, an "Action") is or ever has been pending or is threatened which challenges the legality, validity, enforceability, or ownership of the Licensed Patent; and

            (c) to the knowledge of TLC and each of its employees and agents with responsibility for intellectual property matters, there is no basis for any such Action and TLC has received no notice asserting that any proposed development, manufacturing, use, sale, license or disposition of products covered by the Licensed Patent or any performance of a Licensed Procedure infringes or would infringe the rights of any other party, and

            (d) to the knowledge of TLC and each of its employees and agents with responsibility for intellectual property matters, no person has made a written or oral assertion that challenges the legality, validity, enforceability, or ownership of the Licensed Patent during any license negotiation or otherwise.

      2.06. TLC warrants that it has full power, right and authority to enter into and carry out its obligations under this Agreement and that this Agreement constitutes the valid and legally binding obligation of TLC, enforceable in accordance with its terms and conditions.

      2.07. TLC warrants that prior to the date of the execution of this Agreement, no license, agreement or other permission has been granted to any third party with respect to the Licensed Patents.

      2.08. TLC warrants that the execution and delivery of this Agreement and the licensing of the Licensed Patents pursuant to this Agreement by TLC does not and will not (i) conflict with or violate any law, rule or regulation, or (ii) result in the creation of any lien or other encumbrance on any of the Licensed Patents or result in any material breach of or constitute a material default (or event which with notice or lapse of time, or both, would become a material default) under any agreement or other instrument related to the Licensed Patents.

      2.09. LASERSIGHT warrants that it has full power, right and authority to enter into and carry out its obligations under this Agreement and that this Agreement constitutes the valid and legally binding obligations of LASERSIGHT, enforceable in accordance with its terms and conditions.

ARTICLE III. DISCLOSURE
             ----------

      3.01. The parties understand and agree that no license or other right is granted herein to either party, directly or by implication, estoppel or otherwise, with respect to any trade secrets or know-how, and that no such license or other right shall arise from the consummation of this Agreement or from any acts, statements or dealings leading to such consummation. Except as specifically provided herein, neither party is required hereunder to furnish or to disclose to the other any technical or other information.

ARTICLE IV. CONFIDENTIALITY
            ---------------
      4.01. LASERSIGHT and TLC realize that some information received by one party from the other pursuant to this Agreement may be confidential. It is therefore agreed that any information received by one party from the other, and clearly designated in writing as "CONFIDENTIAL", shall not be disclosed by the receiving party to any third party and shall not be used by the receiving party for purposes other than those contemplated by this Agreement for a period of three (3) years from the date this Agreement is terminated for any reason, unless or until:

            (a) such information shall become publicly known through no fault of the receiving party, or

            (b) such information was already in the receiving party's possession by lawful means prior to the disclosure of such information to the receiving party, or

            (c)  such  information  shall  be  subsequently   disclosed  to  the
receiving   party  by  a  third  party  who  is  not  under  any  obligation  of confidentiality to the disclosing party, or (d) such information is independently developed by the receiving party, or (e) the receiving party has been advised by its counsel that disclosure is required by applicable law.

      4.02. It is to be understood that specific information which has been disclosed to the receiving party shall not be deemed to be available to the public or in the receiving party's prior possession merely because it was embraced by more general information available to the public or in the prior possession of the receiving party.

ARTICLE V. GRANT OF LICENSE TO LASERSIGHT IN THE LICENSED FIELD
           ----------------------------------------------------

      5.01. TLC grants to LASERSIGHT and its Affiliated Companies an exclusive license under the Licensed Patents to:

            (a) make, have made, import, use, lease, offer to sell, sell, and/or otherwise dispose of Licensed Products;

            (b) perform and/or have performed Licensed Procedures;

            (c) enforce the Licensed Patents including but not limited to, initiating legal proceedings against unrelated third parties for infringement of the Licensed Patents; and

            (d) recover damages for infringement of the Licensed Patents by unrelated third parties occurring before or after the Effective Date.

      5.02. TLC further grants to LASERSIGHT and its Affiliated Companies the right to sublicense to unrelated third parties under the exclusive license granted hereunder. The granting of sublicenses by LASERSIGHT and its Affiliated Companies shall be at the discretion of LASERSIGHT and its Affiliated Companies and they shall have the sole power to determine whether or not to grant sublicenses, the identity of the sublicensee, and the terms and conditions of such sublicenses.

      5.03. TLC grants to the users of Licensed Products leased, sold and/or otherwise transferred by LASERSIGHT, its Affiliated Companies and their sublicensees an immunity from suit under the Licensed Patents for the performance of Licensed Procedures which involve the use of the Licensed Products.

ARTICLE VI.  CONSIDERATION
             -------------

      6.01. In consideration for the rights granted under Article V of this Agreement, LASERSIGHT shall pay to TLC an amount equal to the product of twenty percent (20%) times the sum of (A) the aggregate Net Royalties received during the term of this Agreement by LASERSIGHT or its Affiliated Companies from any present or future licensee under any of the LASERSIGHT Patents (listed in Exhibit A) or the Licensed Patents payable on sales made or procedures undertaken during the term of this Agreement, plus, (B) the aggregate Net Royalties received during the term of this Agreement by LASERSIGHT or its Affiliated Companies from any present or future licensee under United States
Patent No. 4,784,135 or United States Patent No. 4,925,523 (collectively the "Blum/Brarren Patents") in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) during any year beginning on the Effective Date or each anniversary of the Effective Date, plus, (C) the aggregate Net Royalties received during the term of this Agreement by LASERSIGHT or its Affiliated Companies from any present or future licensee under any patent issued subsequent to the Effective Date of this Agreement that is invented or acquired by LASERSIGHT in order to replace the inventions claimed in the LASERSIGHT Patents or the Licensed Patents ("Replacement Patents") payable on sales made or procedures undertaken during the Term of this Agreement, plus, (D) the aggregate Net Royalties received during the Term of this Agreement by LASERSIGHT, its Affiliated Companies or any successor to LASERSIGHT or its Affiliated Companies pursuant to a currently existing patent license between Summit Technology, Inc. and TLC, plus, (E) the Net Recovery of damages received during the Term of this Agreement by LASERSIGHT pursuant to any action based on infringement (including infringement prior to the Effective Date) of the Licensed Patents brought by LASERSIGHT pursuant to
Section 5.01 (c) or (d).

      6.02. LASERSIGHT shall pay all amounts due hereunder in United States dollars. All amounts due for an accounting period computed in other currencies shall be converted into United States dollars at the exchange rate for bank transfers from such currency to United States dollars as quoted by the head office of Citibank N.A., New York, at the close of banking on the last day of such accounting period (or the business day thereafter if such last day shall be a non-business day).

      6.03. A semiannual accounting period shall end on the last day of each June and December during the term of this Agreement. Within sixty (60) days after the end of each such period, LASERSIGHT shall furnish to TLC a written report containing the information specified in Section 6.04 below and shall pay to TLC all unpaid amounts accrued hereunder to the end of each such period.

      6.04. LASERSIGHT shall keep records in sufficient detail to permit the determination of amounts payable hereunder and at the request and expense of TLC will permit an independent auditor selected by TLC, or any other person acceptable to both TLC and LASERSIGHT to examine, during ordinary business hours once in each calendar year, such records and other materials as may be required by the auditor or other person to verify or determine the amounts paid or payable under this Agreement. Such auditor or other person shall be instructed to report to TLC only the amount due and payable. If no request for examination of such records and materials for a particular semiannual accounting period has been made by TLC within two (2) years after the end of said period, the right to examine such records and materials for said period, and the obligation to keep such records and materials for said period shall terminate.

ARTICLE  VII.  TREATMENT  OF LICENSE  RIGHTS UNDER  BANKRUPTCY  CODE;  BREACH OF
AGREEMENT      -----------------------------------------------------------------
---------

      7.01. All rights and licenses granted under this Agreement by either party to the other including the license itself, are, for purposes of section 365 of the Bankruptcy Code, licenses to "intellectual property" as defined under the Bankruptcy Code. The parties agree that both parties shall retain and may exercise any of their rights under the Bankruptcy Code in the event of a bankruptcy filing by or against LASERSIGHT or TLC, as the case may be.

      7.02. If either party is in breach of any obligation hereunder (other than an obligation under Article IV), the nonbreaching party shall be entitled solely to money damages plus costs of recovery and collection (including but not limited to attorney fees) plus interest at the rate of 8% per annum from the date such payment was due and payable until paid. Except with respect to a breach under Article IV, both parties expressly waive all rights for injunctive and other equitable relief, including but not limited to the right to bring a claim for patent infringement.


ARTICLE VIII. PATENT MAINTENANCE
              ------------------
      8.01. TLC shall be obligated to pay all fees and costs necessary to maintain the Licensed Patents for the respective full term of the Licensed Patents; provided however, LASERSIGHT shall monitor the payment of all fees and costs related to the Licensed Patents and shall advance on TLC's behalf, all such fees and costs, which aggregate amount advanced by LASERSIGHT shall be deducted from the amounts due to TLC under Article VI. If TLC is unwilling at any time to reimburse LASERSIGHT fully for all fees and costs advanced by LASERSIGHT necessary to maintain the Licensed Patents, LASERSIGHT shall have an option to pay such costs on its own behalf. If LASERSIGHT exercises its option to make such payments on its own behalf, TLC agrees to assign to LASERSIGHT all of TLC's right, title and interest in the Licensed Patents.

      8.02. In the event any of the Licensed Patents is subject to a legal or an administrative proceeding concerning patent validity, patentability, enforceability or a related issue, each party to this Agreement shall inform the other party of such a proceeding and keep the other party regularly apprised of such proceedings. If feasible in connection with any proceeding, each party shall, at its own expense, be entitled to submit its comments on the other party's submission; provided, however, that submission of such comments by the party not directly involved in the proceeding shall not interfere with the party directly participating in the proceedings.

ARTICLE IX. PATENT ENFORCEMENT
            ------------------
      9.01. Enforcement. Upon learning of the infringement of any of the Licensed Patents by third parties, each party shall inform the other in writing of that fact, and shall supply the other with any evidence available pertaining to the infringement. Pursuant to the rights granted under Section 5.01(c), LASERSIGHT may, at its own discretion and at its own expense, take whatever steps are necessary to stop the infringement of such Licensed Patent and, with respect to such Licensed Patent which LASERSIGHT is enforcing, LASERSIGHT shall have the sole right to recover damages and/or settlement proceeds from the resolution of such an infringement claim; provided, however, that notwithstanding anything to the contrary herein that in any enforcement action brought by LASERSIGHT involving its rights under this Agreement, TLC shall, in its sole discretion, be entitled to enter such action as a third party solely in order to defend any counterclaim, cross claim or other claim against TLC. If TLC elects to enter such action, TLC shall pay all of its legal costs and expenses, including attorneys' fees and costs and experts' fees. Prior to the assignment of the Licensed Patents to LASERSIGHT pursuant to Section 8.01, LASERSIGHT will not compromise or settle any claim, action or proceeding involving the Licensed Patents, where such action would impact the validity or enforceability of the Licensed Patents, without the approval of TLC, which approval shall not be unreasonably withheld. This Section 9.01 shall survive expiration or other termination, for any reason, of this Agreement.

      9.02. TLC as Party. In the event of the initiation of legal proceedings under either Sections 5.01(c), 6.01(c) and/or Section 9.01, TLC or TLC's assignee of the applicable Licensed Patent, at LASERSIGHT's request and at LASERSIGHT's expense, shall agree to become a named party in such litigation if, in LASERSIGHT's sole discretion and opinion, TLC's or TLC's assignee's appearance in such action is necessary and prudent to adjudicate the disputed rights in such action. In the event TLC or TLC's assignee appears in such action pursuant to this Section 9.02, LASERSIGHT shall indemnify TLC and TLC's assignee for its participation and shall reimburse TLC or TLC's assignee for all reasonable attorney fees paid by TLC or TLC's assignee provided however, that LASERSIGHT shall be entitled, at its sole cost and expense to prosecute, contest or defend the action on behalf of TLC or TLC's permitted assignee with counsel of LASERSIGHT's choosing and TLC or TLC's permitted assignee shall not admit any liability with respect thereto or settle, compromise or discharge the action without the prior written consent of LASERSIGHT so long as LASERSIGHT is prosecuting, contesting or defending the action in good faith and TLC or TLC's permitted assignee shall cooperate with LASERSIGHT in the action and shall accept any settlement thereof recommended by LASERSIGHT so long as TLC is fully indemnified by LASERSIGHT.

 ARTICLE X. GOVERNING LAW; DISPUTE RESOLUTION
            ---------------------------------

      All parties to this Agreement, including the undersigned parties, their successors and permitted assigns and all others who may hereafter become bound by this Agreement by assuming it or otherwise (all collectively, the "Parties") do hereby reciprocally and irrevocably agree to the following matters, all of which shall also apply fully to anyone else who has or asserts any rights under this Agreement as third party beneficiary or otherwise (all of whom are also "Parties" as used herein):

            (a) Choice of Law. This Agreement shall in all respects be construed and enforced in accordance with the law of the State of Delaware.

            (b) Claims as to Subject Matter to be Determined in Delaware Courts. All judicial cases or proceedings involving Parties and involving subject matter that includes any claims, demands or disputes that now exist or may hereafter arise (all collectively called "Claims" herein) arising from or relating to any aspect of, (1) the negotiation or execution of this Agreement, (2) any question as to the validity or effect of this Agreement, (3) anything done by anyone in the performance of this Agreement, (4) any alleged breach of this Agreement, or
(5) any alleged modification, extension or continuation of this Agreement (all collectively called the "Subject Matter" herein), shall, whether or not such proceedings or cases also involve other parties or matters, proceed and be determined only in the state and/or federal courts located in New Castle County, State of Delaware (all collectively, "Delaware Courts") and in the courts having appellate jurisdiction over them, and not elsewhere.

            (c) Claims as to Subject Matter to be Determined by Superior Court in Summary Proceedings if they Qualify. All Claims arising from or relating to the Subject Matter (whether or not such Claims also involve other matters or parties), which by their nature and by the amount in controversy qualify as a matter of right to be determined in the Superior Court of the State of Delaware in and for New Castle County (the "Superior Court") under its Rules governing Summary Proceedings for Commercial Disputes (the "Rules" as to "Summary Proceedings"), shall proceed and be determined in such Summary Proceedings only. As to all such Claims which may be determined in such Summary Proceedings only in the discretion of the Superior Court, if any party applies for such discretionary Summary Proceedings all Parties shall support, and no Party shall oppose, such application. In either case, all Parties hereby agree to submit to the Superior Court's jurisdiction for Summary Proceedings, and all Parties do hereby submit to such jurisdiction. Any such Claims which cannot be determined in such Summary Proceedings as a matter of right, or as to which discretionary Summary Proceedings are not sought or are denied, shall proceed and be determined in whichever Delaware Court has jurisdiction of such Claims.

            (d) No Proceedings Elsewhere. No Party shall initiate or pursue any case or proceeding of any kind against any other Party as to any Claim arising from or relating to any aspect of the Subject Matter, in any forum other than a Delaware Court. No Party shall initiate or pursue any case or proceeding seeking damages against any Party in any forum other than the Superior Court, as to any Claim which, by its nature and by the amount in controversy, qualifies to be determined as a matter of right by the Superior Court in Summary Proceedings, nor as to any Claim for which discretionary Summary Proceedings are permitted by the Superior Court's Rules, where any Party has applied for such discretionary Summary Proceedings and the Superior Court has granted them, or has not yet refused to grant them.

            (e) Waiver of Objections to Forum; Waiver of Change of Forum Remedies. All Parties hereby reciprocally and irrevocably waive in advance any and all objections to the Delaware Courts as forums based upon any of: venue, the doctrine of forum non conveniens, the present or future pendency of any other case or proceeding elsewhere, any compulsory counterclaim rule, or any other doctrine, statute, rule, practice or fact. No such case or proceeding that is pending in a Delaware Court shall be dismissed, stayed or delayed based on any such objection to the forum, nor transferred nor removed to any other forum on any ground, including without limitation removal from any state Delaware
Court to a federal court. All Parties reciprocally and irrevocably waive in advance all rights they might otherwise have to cause or seek any such dismissal, stay, delay, transfer or removal, and also waive all rights they might otherwise have to assert in any forum that any Party's right to proceed in any Delaware Court under this Agreement is subject to any such objection, dismissal, stay, delay, transfer or removal.

          (f) Submission to In Personam Jurisdiction; Service of Process. For purposes of all actions or proceedings that involve Claims arising from or relating to the Subject Matter (whether or not they also involve other matters or parties), all Parties do hereby irrevocably submit themselves to the personal jurisdiction of each and all of said Delaware Courts, and do hereby irrevocably agree for purposes of all such actions or proceedings that service of such Delaware Courts' process upon them may be duly perfected by any of the following three methods, each of which, in itself, shall constitute due and sufficient service of such process:

              (1) Hand delivery to a Party at its address stated in the first paragraph of this Agreement.

              (2) Effective immediately Delaware Corporate Organizers, Inc., and its successors (the "Registered Agent") is hereby irrevocably appointed as the registered agent of all Parties to receive service of process under this Agreement in Delaware. LASERSIGHT shall promptly make appropriate arrangements with the Registered Agent and shall pay its fees on a timely and regular basis, so there will be no break in its service as such Registered Agent for all Parties. If due to non-payment or for any other reason the Registered Agent does not serve as such, or ceases to do so, and no successor has been appointed, anyone desiring to serve process on a Party hereunder by serving such Registered Agent may pay its fees, and may take any other reasonable steps to obtain its commencement or resumption of service as such Registered Agent for the Parties, whereupon any Party may then be served with process by service upon such Registered Agent, as fully as if such Registered Agent had duly served as such without interruption from the date of this Agreement. Alternatively, any Party may appoint for all Parties a new Registered Agent in New Castle County, Delaware, and shall within three business days of such appointment give written notice of such appointment to all Parties at the addresses stated in subsection
(f)(1), above. Regardless of any defect in such notice or any failure to give it, service on such new Registered Agent shall be valid if the Party thus served receives actual notice of such service within three business days of such service.

              (3) By any other lawful method.

ARTICLE XI.  ASSIGNMENT
             ----------
                  Neither this Agreement nor any interest hereunder shall be assignable by any party by operation of law or otherwise without the prior written consent or agreement of the other party, except LASERSIGHT may assign all of its interests under this Agreement in connection with a sale or transfer of all or substantially all of its business and assets to which this Agreement relates. This Agreement shall inure to the benefit of and shall be binding upon the parties and their successors and permitted assigns, and the name of a party appearing herein shall be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

 ARTICLE XII. INVENTION DOCUMENTATION
              -----------------------

      12.01. Upon LASERSIGHT's request at any time, including but not limited to, if it becomes a party to litigation in which the validity or enforceability of any of the Licensed Patents is challenged, TLC shall provide to LASERSIGHT all files and records related to the applicable Licensed Patent in its possession, custody or control and further agrees to fully exercise, on behalf of LASERSIGHT, (1) TLC's rights to obtain all files and records in Jeffrey J. Machat's possession at such time pertaining to the conception and reduction to practice of the inventions claimed in the Licensed Patents, and (2) TLC's rights to obtain access to any inventors who are employees of TLC at such time.
LASERSIGHT shall reimburse TLC and Jeffrey J. Machat for any reasonable out-of-pocket expenses associated with the actions taken pursuant to this section.

      12.02. TLC shall give LASERSIGHT prompt written notice of its information of any intention by any party to destroy any records pertaining to the conception and reduction to practice of the inventions claimed in the Licensed Patents, and, in the event TLC chooses not to exercise its rights to take possession of such records, LASERSIGHT shall then have the right to take possession of such records. In the event TLC does exercise its rights to obtain such records, TLC shall provide a copy of such records to LASERSIGHT at LASERSIGHT's expense and subject to any applicable confidentiality restrictions.

ARTICLE XIII. MISCELLANEOUS
              -------------

      13.01. TLC agrees that there shall be no public disclosures, including but not limited to, press releases, concerning this Agreement or activities occurring pursuant to this Agreement without LASERSIGHT's prior written approval.

      13.02. No variation or amendment of this Agreement shall bind either party unless made in writing and agreed to in writing by duly authorized officers of TLC and LASERSIGHT.

      13.03. If any of the provisions of this Agreement are held void or unenforceable, the remaining provisions shall nevertheless be effective, the intent being to effectuate this Agreement to the fullest extent possible.

      13.04. If either party fails to fulfill its obligations (other than any payment obligation) hereunder, when such failure is due to an act of God, or other event such as fire, flood, civil commotion, riot, war (declared and undeclared), revolution, action by government including delays in obtaining governmental approvals, embargoes, then said failure shall be excused for the duration of said event. This provision shall not apply where the failure to fulfill an obligation results solely from the action or inaction of a party. If either party fails to fulfill a payment obligation hereunder, the other party's exclusive remedy will be to seek monetary damages directly caused by the delay of payment.

      13.05. The headings in this Agreement are for convenience only and are not intended to have any legal effect.

      13.06. A failure by any party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.

      13.07. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. All activities by the parties hereunder shall be performed by them as independent contractors. No party shall incur any debts or make any commitments for or on behalf of the other party, unless specifically authorized in writing by TLC or by an officer of LASERSIGHT.

      13.08. Unless otherwise terminated hereunder, the term of this Agreement shall expire simultaneously with the last to expire of the Licensed Patents, provided however that LASERSIGHT shall have the unilateral right to terminate this Agreement on thirty (30) days advance written notice.

      13.09. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the 20th day of August, 1998.

                                               LASERSIGHT TECHNOLOGIES, INC.
                                               a Delaware corporation

                                                /s/Michael R. Farris
                                               ---------------------------------
                                               Michael R. Farris
                                               Chief Executive Officer



                                               TLC The Laser Center Patents Inc.


                                               By:/s/R.J. Kelly
                                                  ------------------------------
                                                  Name:  Ronald J. Kelly
                                                  Title: General Counsel